                                                                      EXHIBIT 11

                          DURA AUTOMOTIVE SYSTEMS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                             Three Months Ended           Nine Months Ended
                                                             September 30, 1996          September 30, 1996
                                                          -------------------------    -----------------------
                                                            Actual       Pro Forma       Actual      Pro Forma
                                                         ----------     -----------    ----------    ---------

Net income                                               $  1,746       $  1,983       $  6,700       $  8,078
                                                         ----------     -----------    ----------    ---------
                                                         ----------     -----------    ----------    ---------
Weighted average number of
  Class A common stock                                      1,939          3,795            646          3,795

Weighted average number of
  Class B common stock                                      4,998          4,998          5,001          5,001

Dilutive effect of outstanding
  stock options after application
  of the treasury stock method (1)                             18             18             22            22
                                                         ----------     -----------    ----------    ---------
Common and common equivalent
  shares outstanding                                        6,955          8,811          5,669         8,818
                                                         ----------     -----------    ----------    ---------
                                                         ----------     -----------    ----------    ---------
Net income per common and
  common equivalent share                                 $  0.25        $  0.23        $  1.18       $  0.92
                                                         ----------     -----------    ----------    ---------
                                                         ----------     -----------    ----------    ---------


(1) Cheap stock is included in the calculation for all periods presented in accordance with the rules and regulations of the Securities and Exchange Commission.

                                                                      EXHIBIT 11
                                                                     (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          Three Months Ended            Nine Months Ended
                                                          September 30, 1995            September 30, 1995
                                                        ------------------------   -------------------------
                                                          Actual       Pro Forma        Actual      Pro Forma
                                                        ----------   -----------   ------------    -----------

Net income                                                 $  417         $  941       $  7,843       $  6,895
                                                        ---------    -----------   ------------    -----------
                                                        ---------    -----------   ------------    -----------
Weighted average number of
  Class A common stock                                          -          3,795              -          3,795

Weighted average number of
  Class B common stock                                      5,016          5,016          4,954          4,954

Dilutive effect of outstanding
  stock options after application
  of the treasury stock method (1)                             23             23             22             22
                                                        ---------    -----------   ------------    -----------

Common and common equivalent
  shares outstanding                                        5,039          8,834          4,976          8,771
                                                        ---------    -----------   ------------    -----------
                                                        ---------    -----------   ------------    -----------

Net income per common and
  common equivalent share                                 $  0.08        $  0.11        $  1.58        $  0.79
                                                        ---------    -----------   ------------    -----------
                                                        ---------    -----------   ------------    -----------


(1) Cheap stock is included in the calculation for all periods presented in accordance with the rules and regulations of the Securities and Exchange Commission.


                                      -17-